UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2025

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 7, 2025, iBio, Inc., (the “Company”) issued a press release announcing data from a non-human primate study of IBIO-600, the Company’s long-acting anti-myostatin antibody, and preclinical data of a first-in-class Activin E antibody. A copy of the press release is furnished herewith as Exhibit 99.1.

The non-human primate data showed extended half-life and muscle growth. The results indicate IBIO-600 promoted a dose-dependent increase in lean mass and a reduction in fat mass from baseline values. Standard PK calculations indicated the half-life of IBIO-600 in non-human primates was 40 to 52 days. Non-human primate pharmacokinetics data suggests IBIO-600, a potentially best-in-class long-acting anti-myostatin antibody, could have a human half-life as long as 130 days.

Preclinical data for a first-in-class Activin E antibody disclosed in January, showed that the antibody effectively blocks Activin E signaling in human adipocytes and is currently being evaluated in an exploratory study with obese mice, both as a monotherapy with bi-weekly dosing and in combination with semaglutide dosed daily. After only two weeks of dosing, monotherapy resulted in fat-selective weight loss of approximately 4%, with a significant 18% reduction in total body fat compared to placebo. Notably, when combined with semaglutide, the Activin E antibody demonstrated a strong synergistic effect, enhancing total weight loss by an additional 9% beyond GLP-1 therapy alone, leading to an overall weight reduction of 34%. This combination also resulted in a remarkable 72% reduction in body fat over the treatment period, as measured by DEXA scans.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On April 7, 2025, the Company issued a press release announcing data from a non-human primate study of IBIO-600, the Company’s long-acting anti-myostatin antibody, and preclinical data of a first-in-class Activin E antibody. A copy of the press release is furnished herewith as Exhibit 99.1.

The non-human primate data showed extended half-life and muscle growth. The results indicate IBIO-600 promoted a dose-dependent increase in lean mass and a reduction in fat mass from baseline values. Standard PK calculations indicated the half-life of IBIO-600 in non-human primates was 40 to 52 days. Non-human primate pharmacokinetics data suggests IBIO-600, a potentially best-in-class long-acting anti-myostatin antibody, could have a human half-life as long as 130 days.

Preclinical data for a first-in-class Activin E antibody disclosed in January, showed that the antibody effectively blocks Activin E signaling in human adipocytes and is currently being evaluated in an exploratory study with obese mice, both as a monotherapy with bi-weekly dosing and in combination with semaglutide dosed daily. After only two weeks of dosing, monotherapy resulted in fat-selective weight loss of approximately 4%, with a significant 18% reduction in total body fat compared to placebo. Notably, when combined with semaglutide, the Activin E antibody demonstrated a strong synergistic effect, enhancing total weight loss by an additional 9% beyond GLP-1 therapy alone, leading to an overall weight reduction of 34%. This combination also resulted in a remarkable 72% reduction in body fat over the treatment period, as measured by DEXA scans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2025	IBIO, INC.

	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: Chief Legal Officer